As filed with the Securities and Exchange Commission on June 7, 2007
REGISTRATION NO. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
AVALON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	2834	52-2209310
(State or other jurisdiction of incorporation or organization )	(Primary standard industrial classification code number)	(I.R.S. Employer Identification Number)
20358 Seneca Meadows Parkway
Germantown, MD 20876
(301) 556-9900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Kenneth C. Carter, Ph.D.
President and Chief Executive Officer
Avalon Pharmaceuticals, Inc.
20358 Seneca Meadows Parkway
Germantown, MD 20876
(301) 556-9900
(Address, including zip code, and telephone number, including area code, of agent for service)
with copies to:
Michael J. Silver
Hogan & Hartson L.L.P.
111 South Calvert Street, Suite 1600
Baltimore, MD 21202
(410) 659-2700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities to Be	Amount to Be	Offering	Aggregate	Amount of
Registered	Registered	Price Per Share (1)	Offering Amount (1)	Registration Fee (1)
Common Stock, par value $0.01 per share(2)	4,798,466 shares (3)	$5.32	$25,527,839.12	$783.71

(1)	Pursuant to Rule 457(c) under the Securities Act, the registration fee has been calculated based on the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Global Market on June 4, 2007.

(2)	Includes Series C Junior Participating Preferred Stock Purchase Rights attached thereto, for which no separate fee is payable pursuant to Rule 457(i).

(3)	Pursuant to Rule 416 under the Securities Act, the number of shares of common stock registered hereby shall include an indeterminate number of shares of common stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JUNE 7, 2007
PROSPECTUS
4,798,466 Shares
Common Stock
     We have prepared this prospectus to allow the selling stockholders we identify in this prospectus and their transferees to dispose of shares of our common stock that they purchased from us in a private placement and shares of our common stock issuable by us upon the exercise of common stock warrants held by the selling stockholders. We will not receive any of the proceeds from the disposition of these shares by the selling stockholders, but we will incur expenses in connection with the offering.
     These shares are being registered to permit the selling stockholders, or their donees, pledgees, transferees or other successors-in-interest, to dispose of shares from time to time. The selling stockholders may dispose of these shares through one or more of the means described in the section entitled “Plan of Distribution” beginning on page 8.
     Our common stock is listed on the NASDAQ Global Market under the symbol “AVRX.” On June 6, 2007, the last reported sales price of our common stock on the NASDAQ Global Market was $5.32 per share.
     Investing in our common stock involves risks. See “Risk Factors” beginning on page 3.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                     , 2007.

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The common stock is not being offered in any jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock.
     When used in this prospectus, except where the context otherwise requires, the terms “we,” “us,” “our,” and “Avalon” refer to Avalon Pharmaceuticals, Inc.

INCORPORATION OF DOCUMENTS BY REFERENCE
     We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the Securities Exchange Commission (“SEC”). The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein. This prospectus incorporates by reference the documents set forth below, the file number for each of which is 001-32629, that have been previously filed with the SEC:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC on March 30, 2007;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007, filed with the SEC on May 14, 2007;

•	our Current Reports on Form 8-K filed with the SEC on January 24, 2007, March 3, 2007, March 23, 2007, April 30, 2007, May 4, 2007, May 29, 2007 and June 7, 2007; and

•	the description of our common stock as set forth under the heading “Description of Our Securities” in our Registration Statement on Form S-1, originally filed with the SEC on May 3, 2005 (File No. 333-124565), and as it may be amended and supplemented from time to time, as incorporated by reference into our Registration Statement on Form 8-A filed with the SEC on September 27, 2005, including any amendment or report filed for the purpose of updating such description.
     We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until all of the securities to which this prospectus relates have been sold or the offering is otherwise terminated; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.
     You may obtain copies of any of these filings by contacting us at the address and phone number indicated below or by contacting the SEC as described below under the section entitled “Where You Can Find More Information.” Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing, by telephone or via the Internet at:
Avalon Pharmaceuticals, Inc.
20358 Seneca Meadows Parkway
Germantown, MD 20876
(301) 556-9900
Attn: Corporate Secretary
Internet Website: www.avalonrx.com
     The information contained on our website does not constitute a part of this prospectus, and our website address supplied above is intended to be an inactive textual reference only and not an active hyperlink to our website.

SUMMARY
     The following summary may not contain all the information that may be important to you. You should read the entire prospectus, as well as the information to which we refer you and the information incorporated by reference, before making an investment decision.
Avalon Pharmaceuticals, Inc.
     We are a biopharmaceutical company focused on the discovery and development of small molecule therapeutics. We were originally incorporated in Delaware in November 1999 under the name “Therapeutic Genomics, Inc.” The address of our principal executive office is 20358 Seneca Meadows Parkway, Germantown, Maryland 20876 and our telephone number is (301) 556-9900. We maintain a website at www.avalonrx.com. Information on our website is not, however, a part of, or incorporated by reference into, this prospectus.
The Offering

Common stock covered by this prospectus	3,838,772 shares of common stock owned by the selling stockholders and 959,694 shares of common stock issuable upon exercise of common stock warrants owned by the selling stockholders.

Selling Stockholders	All of the common stock covered hereby is being offered by the selling stockholders named herein or their transferees. See “Selling Stockholders” for more information on the selling stockholders in this transaction.

Use of Proceeds	We will not receive any proceeds from the disposition of shares in this offering.

Plan of Distribution	The selling stockholders may dispose of the shares covered hereby from time to time as described in the section entitled “Plan of Distribution” beginning on page 8.

Trading	Our common stock is listed on the NASDAQ Global Market under the symbol “AVRX.”

Risk Factors	See “Risk Factors” and the other information contained in this prospectus or to which we refer you for a discussion of factors you should consider carefully before deciding to invest in shares of our common stock.

RISK FACTORS
     Investing in our common stock involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus and in the documents we incorporate herein by reference before you decide to purchase our common stock. In particular, you should carefully consider and evaluate the risks and uncertainties described in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, under the heading “Risk Factors,” as updated by our Quarterly Reports on Form 10-Q. Any of the risks and uncertainties set forth therein could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price of our common stock being offered by this prospectus. As a result, you could lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus contains forward-looking statements. We may, in some cases, use words such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” “will,” or “may,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this prospectus may include statements about:
•	risks relating to the early stage of product candidates under development;

•	risks relating to our ability to secure and maintain relationships with collaborators;

•	uncertainties with, and unexpected results and related analyses relating to clinical trials of our product candidates;

•	the timing and content of future U.S. Food and Drug Administration regulatory actions;

•	dependence on efforts of third parties;

•	dependence on intellectual property;

•	risks that we may lack the financial resources and access to capital to fund our operations; and

•	risks relating to the commercialization, if any, of our product candidates (such as marketing, regulatory, patent, product liability, supply, competition and other risks).
     There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we refer you to in this prospectus under the caption “Risk Factors.” You should read these factors and the other cautionary statements made in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
USE OF PROCEEDS
     We will not receive any proceeds from the disposition of the shares of common stock covered hereby by the selling stockholders or their transferees.
SELLING STOCKHOLDERS
     The shares of common stock covered hereby consist of 3,838,772 shares of common stock issued to the selling stockholders in a private placement effected on May 25, 2007 and 959,694 shares of common stock issuable to the selling stockholders upon exercise of common stock warrants received by the selling stockholders in the private placement. We are registering the shares of common stock in order to permit the selling stockholders, including their donees, pledgees, transferees or other successors-in-interest, to resell or otherwise dispose of the shares from time to time. Except for the ownership of shares of our common stock, the selling stockholders have not had any material relationship with us within the past three years.
     The following table sets forth the name of each selling stockholder, the shares of common stock beneficially owned by each selling stockholder and the shares of common stock that may be disposed of by each selling stockholder or its transferees under this prospectus. The information is based on information provided by or on behalf of the selling stockholders to us and is as of the date of this prospectus. Because the selling stockholders may dispose of all or some portion of the common stock, no estimate can be given as to the amount of the common stock that will be held by the selling stockholders upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the shares covered by this prospectus will be held by the selling stockholders.

		Maximum	Shares of
		Number of	Common	Percent of
	Shares of Common	Shares That	Stock	Shares
	Stock Beneficially	May Be Sold	Beneficially	Owned
	Owned Prior to	Pursuant to	Owned After	After
Name of Selling Stockholder	Offering	This Prospectus	Offering	Offering(1)
American Skandia Trust, Federated Aggressive Growth Portfolio(2)	38,125	38,125	0	0%
Biomedical Offshore Value Fund, Ltd.(3)	460,000	460,000	0	0%
Biomedical Value Fund, L.P.(4)	540,000	540,000	0	0%
Biotechnology Value Fund, L.P.(5)	299,503	58,328	241,175	1.4%
Biotechnology Value Fund II, L.P.(5)	208,613	40,000	168,613	*
BVF Investments, L.L.C.(5)	754,922	141,250	613,672	3.6%
Cranshire Capital, L.P.(6)	239,924	239,924	0	0%
DAFNA LifeScience Ltd.(7)	25,653	25,653	0	0%
DAFNA LifeScience Market Neutral Ltd.(7)	32,486	32,486	0	0%
DAFNA LifeScience Select Ltd.(7)	66,861	66,861	0	0%
Federated Kaufmann Fund, A Portfolio of Federated Equity Funds(8)	1,230,925	785,625	445,300	2.6%
Federated Kaufmann Fund II, A Portfolio of Federated Insurance Series(9)	14,200	9,500	4,700	*
Federated Kaufmann Small Cap Fund, A Portfolio of Federated Equity Securities(10)	104,250	104,250	0	0%
Hunt-BioVentures, L.P.(11)	479,846	479,846	0	0%
Investment 10, L.L.C.(5)	90,306	17,500	72,806	*
Nexus Gemini, LP(12)	479,846	479,846	0	0%
Passport Global Master Fund SPC Ltd for and on behalf of Portfolio A-Global Strategy(13)	1,305,257	959,693	345,564	2.0%
Quantitative BioEquites (BVI) Fund, Ltd.(14)	93,251	59,981	33,270	*
Rubinstein, Noam J.	9,598	9,598	0	0%
Special Situations Life Sciences Fund L.P. (15)	250,000	250,000	0	0%

*	Less than 1%.

(1)	Based on 16,982,938 shares of common stock outstanding as of June 4, 2007.

(2)	American Skandia Trust, Federated Aggressive Growth Portfolio (“ASTAG”) is a portfolio of Advanced Series Trust, a registered investment company. ASTAG’s advisors are Prudential Investments LLC and AST Investment Services, Inc., which have delegated daily management of the fund’s assets to Federated Equity Management Company of Pennsylvania (“FEMCPA”) as sub-advisor. The parent holding company of ASTAG’s sub-advisor is Federated Investors Inc.

ASTAG’s sub-advisor, FEMCPA, has delegated daily management of the fund’s assets to Federated Global Investment Management Corp. (“FGIMC”), as sub-sub-advisor. While the officers and directors of FEMCPA have dispositive power over ASTAG’s portfolio securities, they customarily delegate this dispositive power, and therefore the day-to-day dispositive decisions are made by the portfolio managers of ASTAG, currently, Lawrence Auriana, Hans P. Utsch and Aash M. Shah. Messrs. Auriana, Utsch and Shah disclaim any beneficial ownership of the shares. With respect to voting power, ASTAG has delegated the authority to vote proxies to FEMCPA. FEMCPA has established a Proxy Voting Committee to cast proxy votes on behalf of ASTAG in accordance with proxy voting policies and procedures approved by ASTAG.

(3)	The shares are held directly by Biomedical Offshore Value Fund, Ltd. (“BOVF”) and indirectly by Great Point Partners, LLC (“Great Point”) and Jeffrey R. Jay, M.D. (“Dr. Jay”). Great Point is the investment manager of BOVF and by virtue of such status may be deemed to be the beneficial owner of shares held by BOVF. Dr. Jay, as senior managing member of Great Point, has voting and investment power with respect to shares held by BOVF. Great Point and Dr. Jay each disclaim beneficial ownership of shares held by BOVF, except to the extent of its or his pecuniary interest.

(4)	These shares are held directly by Biomedical Value Fund, L.P. (“BMVF”) and indirectly by Great Point and Dr. Jay. Great Point is the investment manager of BMVF and by virtue of such status may be deemed to be the beneficial owner of shares held by BMVF. Dr. Jay, as senior managing member of Great Point, has voting and investment power with respect to shares held by BMVF and may be deemed to be the beneficial owner of shares held by BMVF. Great Point and Dr. Jay each disclaim beneficial ownership of shares held by BMVF, except to the extent of its or his pecuniary interest.

(5)	BVF Partners L.P. (“BVF Partners”) and its general partner, BVF Inc., share voting and dispositive power over the shares of common stock beneficially owned by Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., BVF Investments L.L.C. and those owned by Investment 10, L.L.C., on whose behalf BVF Partners acts as an investment manager. Accordingly, BVF Partners and BVF Inc. have shared beneficial ownership of all of the shares of common stock owned by such parties.

(6)	Mitchell P. Kopin, President of Downsview Capital, Inc., the General Partner of Cranshire Capital, L.P., has sole voting control and investment control of the shares. Each of Mitchell P. Kopin and Downsview Capital, Inc. disclaims beneficial ownership of the shares except to the extent of his or its pecuniary interest.

(7)	DAFNA Capital Management, LLC, as the investment manager of DAFNA LifeScience Ltd., DAFNA LifeScience Market Neutral Ltd. and DAFNA LifeScience Select Ltd., shares voting and dispositive power over these shares. Fabria Ghodsian, as managing member of DAFNA Capital Management, LLC, also may be deemed to share voting and dispositive power over these shares. Each of Fabria Ghodsian and DAFNA Capital Management, LLC disclaims beneficial ownership of these shares except to the extent of her or its pecuniary interest.

(8)	Federated Kaufmann Fund (“FKF”) is a portfolio of Federated Equity Funds, a registered investment company. The parent holding company of FKF’s investment advisor is Federated Investors Inc. FKF’s investment advisor is FEMCPA, which has delegated daily management of FKF’s assets to FGIMC, as sub-advisor. The officers of FGIMC have dispositive power over FKF’s portfolio securities, which is exercised on a day-to-day basis by the portfolio managers of FKF, currently, Lawrence Auriana and Hans P. Utsch. Messrs. Auriana and Utsch disclaim any beneficial ownership of the shares. With respect to voting power, FKF has delegated the authority to vote proxies to FEMCPA, which casts proxy votes on behalf of FKF in accordance with proxy voting policies and procedures approved by FKF’s Board of Trustees. Federated Investors, Inc. disclaims any beneficial ownership of the shares on behalf of itself and its subsidiaries.

(9)	Federated Kaufmann Fund II (“FKFII”) is a portfolio of Federated Insurance Series, a registered investment company. The parent holding company of FKFII’s investment advisor is Federated Investors Inc. FKFII’s investment advisor is FEMCPA, which has delegated daily management of FKFII’s assets to FGIMC, as sub-advisor. The officers of FGIMC have dispositive power over FKFII’s portfolio securities, which is exercised on a day-to-day basis by the portfolio managers of FKFII, currently, Lawrence Auriana and Hans P. Utsch. Messrs. Auriana and Utsch disclaim any beneficial ownership of the shares. With respect to voting power, FKFII has delegated the authority to vote proxies to FEMCPA, which casts proxy votes on behalf of FKFII in accordance with proxy voting policies and procedures approved by FKFII’s Board of Trustees. Federated Investors, Inc. disclaims any beneficial ownership of the shares on behalf of itself and its subsidiaries.

(10)	Federated Kaufmann Small Cap Fund (“FKSCF”) is a portfolio of Federated Equity Funds, a registered investment company. The parent holding company of FKSCF’s investment advisor is Federated Investors Inc. FKSCFs investment advisor is FEMCPA, which has delegated daily management of FKSCF’s assets to FGIMC, as sub-advisor. The officers of FGIMC have dispositive power over FKSCF’s portfolio securities, which is exercised on a day-to-day basis by the portfolio managers of FKSCF, currently, Lawrence Auriana and Hans P. Utsch. Messrs. Auriana and Utsch disclaim any beneficial ownership of the shares. With respect to voting power, FKSCF has delegated the authority to vote proxies to FEMCPA, which casts proxy votes on behalf of FKSCF in accordance with proxy voting policies and procedures approved by FKSCF’s Board of Trustees. Federated Investors, Inc. disclaims any beneficial ownership of the shares on behalf of itself and its subsidiaries.

(11)	Hunt Investment Corporation, as the investment manager of Hunt-BioVentures, L.P., shares voting and dispositive power over these shares. Christopher Kleinert, as President of Hunt Investment Corporation, also may be deemed to share voting and dispositive power over these shares. Each of Christopher Kleinert and Hunt Investment Corporation disclaims beneficial ownership of these shares except to the extent of his or its pecuniary interest.

(12)	Nexus Gemini LLC is the general partner of Nexus Gemini, LP and shares voting and dispositive power over these shares with Nexus Gemini LP. Dominique Semon, as managing member of Nexus Gemini LLC, also may be deemed to share voting and dispositive power over these shares. Each of Dominique Semon and Nexus Gemini LLC disclaims beneficial ownership of these shares except to the extent of his or its pecuniary interest.

(13)	Passport Management, LLC, as the investment manager of Passport Global Master Fund SPC Ltd for and on behalf of Portfolio A-Global Strategy (“Passport Global”), shares voting and dispositive power over these shares with Passport Global.

(14)	Mikael Van Loon and Pete Levin share voting and investment control over the shares held by Quantitative BioEquities (BVI) Fund, Ltd.

(15)	AWM Investment Company, Inc. (“AWM”) is the investment adviser to Special Situations Life Sciences Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of AWM. Through their control of AWM, Messrs. Marxe and Greenhouse share voting and investment control over the portfolio securities of Special Situations Life Sciences Fund, L.P.
     Information concerning the selling stockholders may change from time to time and any such changed information will be set forth in supplements to this prospectus if and when necessary.

PLAN OF DISTRIBUTION
     The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
     The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale.
     The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 (the “Securities Act”) amending the list of selling stockholders to include the pledgee, transferee or other successors-in-interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.
     In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker- dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.
     The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.
     The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
     To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
     In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
     We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 (the “Exchange Act”) may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
     We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
     We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.
LEGAL MATTERS
     Hogan & Hartson L.L.P., Baltimore, Maryland has passed upon certain legal matters in connection with the common stock.

EXPERTS
     Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:
Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549
     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s web site is www.sec.gov.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission filing fee	$783.71
Accounting fees and expenses	7,000.00
Legal fees and expenses	25,000.00
Miscellaneous	5,000.00

Total expenses	$37,783.71
     All of the above fees and expenses will be paid by the registrant. Other than the Securities and Exchange Commission filing fee, all fees and expenses are estimated.
Item 15. Indemnification of Directors and Officers.
     Section 102 of the Delaware General Corporation Law (“DGCL”) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.
     Section 145 of the DGCL provides, among other things, that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding—other than an action by or in the right of the registrant—by reason of the fact that the person is or was a director, officer, agent, or employee of the registrant, or is or was serving at our request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (b) if such person acting in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the registrant, and with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the registrant as well but only to the extent of defense expenses, including attorneys’ fees but excluding amounts paid in settlement, actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of liability to the registrant, unless the court believes that in light of all the circumstances indemnification should apply.
     Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
     Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we shall indemnify our directors, officers, employees and agents to the maximum extent permitted by Delaware law. We also have purchased a policy of directors’ and officers’ liability insurance. These indemnification provisions may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

Item 16. Exhibits.
     The following exhibits are filed herewith:

Exhibit Number	Exhibit Title

4.1 (1)	Specimen Common Stock Certificate

5.1	Opinion of Hogan & Hartson L.L.P.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

(1)	Incorporated by reference to our Registration Statement on Form S-1 (File No. 333-124565).
Item 17. Undertakings.
A.      The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Germantown, Maryland on June 7, 2007.

AVALON PHARMACEUTICALS, INC.
By:	/s/ Kenneth C. Carter
Kenneth C. Carter, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kenneth C. Carter and Thomas G. David and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments or any abbreviated registration statement sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kenneth C. Carter
Kenneth C. Carter, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	June 7, 2007

/s/ Gary Lessing
Gary Lessing	Chief Financial Officer(Principal Financial Officer)	June 7, 2007

/s/ Glen A. Farmer
Glen A. Farmer	Controller (Principal Accounting Officer)	June 7, 2007

/s/ David Kabakoff
David Kabakoff, Ph.D.	Director	June 7, 2007

/s/ Michael R. Kurman
Michael R. Kurman, M.D.	Director	June 7, 2007

/s/ Bradley G. Lorimier
Bradley G. Lorimier	Director	June 7, 2007

/s/ Ivor Royston
Ivor Royston, M.D	Director	June 7, 2007

Signature	Title	Date

/s/ Alan G. Walton
Alan G. Walton, Ph.D., D.Sc.	Chairman of the Board of Directors	June 7, 2007

/s/ William H. Washecka
William H. Washecka	Director	June 7, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit Title

4.1 (1)	Specimen Common Stock Certificate

5.1	Opinion of Hogan & Hartson L.L.P.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

(1)	Incorporated by reference to our Registration Statement on Form S-1 (File No. 333-124565).